UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2021, James G. Chopas tendered his resignation as the Principal Financial Officer, Principal Accounting Officer and Treasurer of Radius Health, Inc. (the “Company”), effective as of August 26, 2021. On August 24, 2021, the Company’s Board of Directors appointed Steven Helwig, age 48, to succeed Mr. Chopas as the Company’s interim Principal Financial Officer, interim Principal Accounting Officer and interim Treasurer, such appointment to become effective as of August 26, 2021.

Mr. Helwig has been employed with the Company since August 2015. During his tenure, he has held progressively more senior management roles within the Company’s finance team, most recently as the Company’s Executive Director of Finance – Bone Health and Elacestrant, and prior to that as the Company’s Senior Director of Pipeline Finance and its Director of Finance.

In connection with his appointment, the Company made an award to Mr. Helwig of restricted stock units (“RSUs”) pursuant to the Company’s 2018 Stock Option and Incentive Plan (the “2018 Plan”).  The RSUs shall vest in substantially equal annual installments on the first three anniversaries of the grant date, and shall be governed by a Restricted Stock Unit Agreement in the form included as Exhibit 10.3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: August 25, 2021	By:	/s/ Averi Price
	Name:	Averi Price
	Title:	General Counsel and Chief Compliance Officer

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